Exhibit 99.1

INVESTORS REAL ESTATE TRUST COMPLETES CHIEF FINANCIAL OFFICER TRANSITION

MINNEAPOLIS, M.N., June 29, 2017 — IRET (NYSE: IRET) a real estate investment trust, announced today that as part of the Company’s previously disclosed executive transition plan, John A. Kirchmann has been appointed Chief Financial Officer, effective immediately.

“We congratulate John on his appointment as Chief Financial Officer,” stated Mark O. Decker, Jr., IRET’s Chief Executive Officer.  “John is a seasoned real estate public company executive and has already contributed meaningfully to our company since he joined our team earlier this spring.  His depth of experience and knowledge give us great confidence in his ability to lead our financial team’s efforts as CFO, and we look forward to his contributions as we continue to execute our strategic transformation to a focused multifamily platform.”

Mr. Kirchmann joined IRET in April 2017 to assume the position of Chief Financial Officer upon the completion of the fiscal year 2017 audit. Prior to joining the Company, he served as Vice President of Operations Support at Essex Property Trust, a NYSE-listed multifamily REIT, until July 2016 where he was responsible for the oversight of revenue management and ancillary income, procurement, and other functions. From 2007 to 2011, he served as Corporate Controller & Corporate Treasurer at Essex, where he oversaw property and corporate accounting functions, treasury management, and re-engineered and implemented new technology and systems. He has been a private consultant since July 2016, providing executive accounting and operations services to publicly traded companies, one of which was IRET. Mr. Kirchmann started his career at KPMG. He received a B.A. in Business Administration with a Concentration in Accounting from Coe College.

About IRET

IRET focuses on the acquisition, development, redevelopment and management of multifamily communities located primarily in select growth markets throughout the Midwest. As of April 30, 2017, IRET owned interests in 129 properties that were held for investment, consisting of: (1) 87 multifamily properties containing 12,855 units, and (2) 42 commercial properties, including 29 healthcare properties, containing a total of approximately 2.6 million square feet of leasable space.  IRET’s common shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRETPRB, respectively). IRET’s press releases and supplemental information are available on its website at www.iret.com or by contacting Investor Relations at 701-837-7104.

Forward-Looking Statements

Certain statements in this press release, including statements regarding IRET’s plans and expectations with respect to its strategic transformation and the closing of the remaining sales of senior housing properties pursuant to two existing agreements, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  changes in operating costs; the effect of government regulation; the availability of capital; changes in general and local economic and real estate market conditions; IRET’s ability to complete acquisitions and dispositions on attractive terms, or at all; IRET’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other payment dates; IRET’s ability to maintain financial covenant compliance under its debt agreements; fluctuations in interest rates; IRET’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; competition; IRET’s ability to attract and retain skilled personnel; and those risks and uncertainties detailed from time to time in IRET’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2016.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT INFO

Investor Relations

Stephen Swett
phone: 701-837-7104
email: IR@iret.com

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